                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) AUGUST 26, 2004
                                                         ---------------

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                  001-08918                              58-1575035
   (State or other jurisdiction of               (Commission File Number)                   (I.R.S. Employer
   incorporation or organization)                                                         Identification No.)

          303 PEACHTREE STREET, N.E., ATLANTA, GEORGIA                                 30308
             (Address of principal executive offices)                                (Zip Code)

                         Registrant's telephone number, including area code: 404-588-7165

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [X]  Written communications pursuant to Rule 425 under the Securities
              Act (17 CFR 230.425)

         [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
              (17 CFR 240.14a-12)

         [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

     On August 24, 2004, National Commerce Financial Corporation ("NCF")
announced that it had agreed in principle to settle a purported shareholder class action lawsuit pending against NCF challenging the previously announced proposed merger between NCF and SunTrust Banks, Inc. ("SunTrust" or "the
Registrant").

      In the settlement, SunTrust will agree to waive its right to receive any portion of the termination fee payable under the merger agreement in excess of
$204,000,000.

      Under the terms of the settlement, all claims relating to the merger agreement, the proposed merger and disclosures related thereto will be dismissed and released on behalf of the settlement class. The settlement is subject to approval by the court in which the consolidated actions are pending. Upon approval of the proposed settlement by the court, plaintiff's attorneys are expected to apply for an award of attorneys' fees and expenses.

      Information concerning the proposed merger is set forth or incorporated by reference in the joint proxy statement/prospectus regarding the proposed transaction, which was first mailed to shareholders of SunTrust and NCF on or about August 6, 2004.

      Such information is supplemented by the additional information filed in this Current Report on Form 8-K, including specifically the following:

      -  On April 27, 2004, SunTrust indicated its interest in pursuing a merger with NCF for merger consideration consisting of .369 shares of SunTrust common stock plus $8.50 cash for each share of NCF common stock. On May
         7, 2004, SunTrust formally offered to effect a merger with NCF for merger consideration consisting of 0.3683 shares of SunTrust common stock plus $8.5557 cash in exchange for each share of NCF common stock.
         In addition, after discussions with NCF representatives during the day of May 7, SunTrust offered to permit NCF to increase its dividend payable on October 1, 2004 to the same rate that would be payable to
         NCF shareholders receiving 100% stock in the merger. SunTrust also insisted on a termination fee equal to $280 million and offered three seats on the SunTrust board of directors to then-current members of the
         NCF board of directors.

      -  Other nonpublic information that NCF provided to SunTrust in the course of due diligence included the following:

         o    information regarding NCF's strategic relationships with certain retailers, including Wal-Mart Stores, Inc.;

         o    historical loan portfolio information, including lending policies, problem credits, credit concentrations, loan mixes;

         o    analyses of historical deposit mix, historical deposit growth and types of products offered;

         o    business plans for various NCF business units;

         o    employee lists, benefit schedules and other information relating to labor costs;

         o    analyses of securities portfolio and interest rate sensitivity;

         o    reports from regulators; and

         o    litigation files.

      -  In performing the discounted cash flow analysis described in the joint proxy statement/prospectus on pages 59-60, UBS and JPMorgan utilized assumptions based on the estimates of Institutional Brokerage Estimate
         System (I/B/E/S). UBS and

         JPMorgan determined the discount rates used in its discounted cash flow analysis by estimating a range of both NCF's and SunTrust's weighted average cost of capital. UBS and JPMorgan used the I/B/E/S mean EPS estimates for 2004 and 2005 and the I/B/E/S mean long-term growth rate to determine NCF's estimated EPS in 2006-2010. UBS and JPMorgan applied forward price-to-earnings multiples to NCF's estimated EPS in 2010 to determine a terminal value. The discount rate was applied to the cash flows for 2004-2010 to arrive at a price per share.

      -  Late in the afternoon of May 7, 2004, after a lengthy discussion, the
         NCF board of directors instructed Messrs. Reed, Garrott and McDonald to inform both SunTrust and Fifth Third that their proposals were approximately equal in value and that both were being offered the opportunity to submit a final proposal. SunTrust and Fifth Third were informed that the board of directors would accept one of the proposals.
         In response to this information, both institutions increased the value of their merger proposals.

      -  The only communication regarding NCF director appointments to the
         SunTrust board of directors that the negotiating committee had with
         SunTrust, which occurred prior to the merger agreement being executed, was to clarify that all current NCF directors except William R. Reed,
         Jr. and three other NCF directors scheduled to retire would be acceptable to the SunTrust board of directors for nomination and election to serve on the SunTrust board of directors. At the time the
         NCF board of directors voted unanimously to approve the merger agreement with SunTrust, except as set forth in the preceding sentence, there had been no agreement reached with respect to the individuals who would be proposed for election to the SunTrust board of directors pursuant to the merger agreement. The NCF board of directors instead instructed the nominating and corporate governance committee of the NCF board of directors, consisting entirely of independent directors, to develop a process by which persons would be chosen. Several days after the merger agreement had been executed and the merger announced, the nominating and corporate governance committee announced its process for selecting the slate of nominees to be proposed for election to the
         SunTrust board of directors. Mr. Reed, who would be an executive officer of SunTrust following the merger, and each of the three NCF directors who would reach SunTrust's mandatory retirement age for directors by the time of SunTrust's next annual meeting were deemed not qualified for nomination. In addition, three other directors advised the nominating and corporate governance committee that they were not interested in being nominated. The remaining nine directors were eligible for nomination. The nominating and corporate governance committee separated the remaining directors into three groups divided by geography and instructed the directors to vote for one of two eligible persons in the North Carolina region, one of three eligible persons in the South Carolina region and two of four eligible persons in the Tennessee region. All directors cast votes in this manner. The four persons selected for nomination to serve on the SunTrust board of directors after consummation of the merger, namely Messrs. Garrott,
         Farnsworth, Wynn and Garrett, were chosen by a plurality of votes cast in the manner described above.

         Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, which was first mailed to shareholders of
SunTrust and NCF on or about August 6, 2004, because it contains important information. Shareholders are also able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about
SunTrust and NCF, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/
prospectus and the filings with the Securities and Exchange Commission that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to SunTrust Banks, Inc., 303
Peachtree St., N.E., Atlanta, Georgia 30308; Attention: Investor Relations; or
National Commerce Financial Corporation, One Commerce Square, Memphis,
Tennessee, 38159; Attention: Investor Relations.

         The respective directors and executive officers of SunTrust and NCF and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding SunTrust's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by SunTrust on March 2, 2004, and information regarding
NCF's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by NCF on March 17, 2004. Other
information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the
Undersigned, thereunto duly authorized.

Date:  August 26, 2004

                                    SUNTRUST BANKS, INC.

                                    By:      /s/ Raymond D. Fortin
                                        ---------------------------------------
                                             Raymond D. Fortin
                                             Senior Vice President and
                                             General Counsel